UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Ashford Hospitality Trust, Inc.
(Name of Registrant as Specified In Its Charter)

Blackwells Onshore I LLC

Blackwells Capital LLC
Jason Aintabi
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

From time to time, Blackwells Capital LLC (“Blackwells”) and/or the other participants in its solicitation may make certain posts and/or reposts regarding the campaign to their respective social media pages, including each of their X (formerly known as Twitter) pages, Instagram pages and/or YouTube pages. A copy of the posts are attached hereto as Exhibit 1.

IMPORTANT ADDITIONAL INFORMATION

Blackwells, Blackwells Onshore I LLC, and Jason Aintabi (collectively, the “Participants”) are participants in the solicitation of proxies from the stockholders of Ashford Hospitality Trust, Inc. (the “Company”) for the 2024 Annual Meeting of Stockholders. On May 2, 2024, the Participants filed with the U.S. Securities and Exchange Commission (the “SEC”) their definitive proxy statement and accompanying GOLD proxy card in connection with their solicitation of proxies from the stockholders of the Company.

ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING GOLD PROXY CARD AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS, AS THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IN THE COMPANY, BY SECURITY HOLDINGS OR OTHERWISE.

The definitive proxy statement and an accompanying GOLD proxy card will be furnished to some or all of the Company’s stockholders and are, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov/. In addition, the Participants will provide copies of the definitive proxy statement without charge, upon request. Requests for copies should be directed to Blackwells.

Exhibit 1